CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust IV and to the use of our report dated January 27, 2023 on the financial statements and financial highlights of Inspire Global Hope ETF, Inspire Small/Mid Cap ETF, Inspire Corporate Bond ETF, Inspire 100 ETF, Inspire International ETF (formerly known as Inspire International ESG ETF), Inspire Tactical Balanced ETF (formerly known as Inspire Tactical Balanced ESG ETF), Inspire Faithward Mid Cap Momentum ETF (formerly known as Inspire Faithward Mid Cap Momentum ESG ETF), and Inspire Fidelis Multi Factor ETF, each a series of shares of beneficial interest in Northern Lights Fund Trust IV. Such financial statements and financial highlights appear in the November 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania

March 28, 2023